UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2016

CORINDUS VASCULAR ROBOTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37406	30-0687898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverley Oaks Rd., Suite 105
Waltham, MA 02452
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (508) 653-3335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously disclosed, on February 24, 2016, Corindus Vascular Robotics, Inc. (“Corindus” or the “Company”) announced that David Handler resigned from his positions as the Company’s President, Chief Executive Officer and a member of the Board of Directors, effective February 23, 2016.

In connection with Mr. Handler’s resignation, Corindus entered into a letter agreement (the “Letter Agreement”) with Mr. Handler on March 17, 2016 (the “Effective Date”) outlining the terms of his separation. Pursuant to the terms and conditions of the Letter Agreement, Mr. Handler will receive continued payment of his base salary for 12 months; payment of the monthly amount then being charged by Corindus for COBRA coverage with respect to Mr. Handler and his dependents for 12 months; payment of one-twelfth of the amount of annual bonus accrued on the Company’s books and records as of December 31, 2015; and a release from certain lock-up restrictions on stock that may be acquired by Mr. Handler by exercising outstanding and vested stock options. Mr. Handler will also be entitled to payment of certain outstanding accrued obligations, including wages and paid time off.

In addition, the Letter Agreement provides that each of the stock options issued to Mr. Handler by the Company shall be exercised, to the extent vested on the Effective Date, by way of a “net exercise” method whereby the Company shall withhold from the delivery of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), such number of shares of Common Stock having a fair market value on the Effective Date equal to the aggregate exercise price for the shares of Common Stock for which each of the stock options is exercised. Mr. Handler has agreed not to offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any shares of Common Stock issued pursuant to such option exercise prior to May 15, 2016.

Mr. Handler’s right to receive the foregoing is subject to, among other obligations, his execution of a release of claims against the Company, and his agreement that the intellectual property, non-solicitation, and non-competition provisions set forth in his original employment agreement, dated May 22, 2015, will continue to apply in accordance with their terms.

The foregoing is a summary description of the terms and conditions of the Letter Agreement and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description

10.1	Letter Agreement dated March 17, 2016 by and between the Company and Mr. Handler.*

___________________

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 23, 2016	CORINDUS VASCULAR ROBOTICS, INC.

	By:	/s/ David W. Long
David W. Long
Chief Financial Officer, Senior Vice President

Exhibit Index

Exhibit Number	Description

10.1	Letter Agreement dated March 17, 2016 by and between the Company and Mr. Handler.*

___________________

*Filed herewith.